UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 20, 2020
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 20, 2020. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020. The final results of the shareholder votes are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2023 annual meeting:

	For	Withhold Authority	Broker Non-Votes
Emily A. Hughes	5,497,491.66	29,896.94	392,199.00
Theodore H. Pacha	5,471,584.97	55,803.64	392,199.00
Ann Marie Rhodes	5,395,151.89	132,236.72	392,199.00
James C. Schmitt	5,455,797.28	71,591.33	392,199.00

Proposal 2 - Approval of the Hills Bancorporation 2020 Stock Option and Incentive Plan

The shareholders approved the 2020 Stock Option and Incentive Plan.

For	5,408,576.93
Against	26,523.61
Abstain	92,288.06
Broker Non-Votes	392,199.00

Proposal 3 - Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	5,151,602.32
Against	106,731.61
Abstain	269,054.67
Broker Non-Votes	392,199.00

Proposal 4 - Non-Binding Appointment of BKD LLP as the independent registered public accounting firm for Hills Bancorporation

For	5,819,611.03
Against	9,741.02
Abstain	90,235.56
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             HILLS BANCORPORATION

Date: April 21, 2020    /s/ Dwight O. Seegmiller
             Dwight O. Seegmiller, Director, President and Chief Executive Officer